Community Bankshares Incorporated
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________, ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Community Bankshares Incorporated ("CBI") to be held at the Holiday Inn Select, 1021 Koger Center Boulevard, Richmond, Virginia on May __, 1997 at 5:00 p.m., local time, or any adjournments thereof, for the following purposes:


         1. To approve the Agreement and Plan of Reorganization, dated January 14, 1997, between CBI and County Bank of Chesterfield ("CBOC") and a related Plan of Share Exchange (collectively, the "CBI Share Exchange Agreement"), providing for a Share Exchange between CBI and CBOC upon the terms and conditions therein, including, among other things that each issued and outstanding share of CBOC Common Stock will be exchanged for 1.1054 shares of CBI Common Stock, with cash being paid in lieu of issuing fractional shares. The CBI Share Exchange Agreement is enclosed with the accompanying Joint Proxy Statement/Prospectus as Appendix A.

                  [  ]  FOR         [  ] AGAINST           [  ] ABSTAIN


         2. To elect as directors the three persons listed as nominees below.

[  ] FOR nominees listed below             [  ] WITHHOLD AUTHORITY to
     (except as written on the line below)      vote for all nominees listed
                                                below


                Sam T. Beale                        Nathan S. Jones, 3rd
             Dr. B. Glenn Holden                      Harold L. Vaughn
              David E. Hudgins                        W. Courtney Wells
             Richard C. Huffman



                  (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)


                         ----------------------------------------------

         3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.



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         THIS  PROXY,  WHEN  PROPERLY  EXECUTED,  WILL BE  VOTED  IN THE  MANNER
DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.



                                        -------------------------------------
                                        Signature



                                        -------------------------------------
                                        Signature


                                        Dated:

                                        (In signing as Attorney, Administrator,
                                        Executor, Guardian or Trustee, please
                                        add your title as such)


                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY